UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

Molycorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000 Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Molycorp Minerals, LLC, a wholly-owned subsidiary of Molycorp, Inc., is required to maintain financial assurances, such as surety bonds, with California state and regional government agencies in connection with future facility closure and reclamation obligations at its Mountain Pass, California facility. A third-party insurance company has issued surety bonds on behalf of Molycorp Minerals, LLC to such California state and government agencies. In February 2009, the members of Molycorp Minerals, LLC either had letters of credit (the “Letters of Credit”) issued from their respective banks or, in the case of one member, established a cash collateral account for the benefit of the third-party insurance company as security for the surety bonds issued on behalf of Molycorp Minerals, LLC. Molycorp Minerals, LLC agreed to pay each of its then members a five percent annual return on the Letters of Credit and/or cash collateral on the amount of collateral provided, to be paid in quarterly payments, delayed payments or payments-in-kind (the “Collateral Arrangements”).

As of September 13, 2010, Resource Capital Fund IV, L.P., Resource Capital Fund V, L.P., PP IV Mountain Pass II, LLC, PP IV MP AIV 1, LLC, PP IV MP AIV 2, LLC, PP IV MP AIV 3, LLC, TNA Moly Group LLC, MP Rare Company LLC, and KMSMITH LLC (collectively, the “Initial Investors”), either directly, through an affiliate, or in combination with other Initial Investors, had outstanding Letters of Credit from their respective banks held as security for the surety bonds issued on behalf of Molycorp Minerals, LLC. The Initial Investors are each current stockholders of Molycorp, Inc. and they, or their affiliates, were members of Molycorp Minerals, LLC when the Letters of Credit were obtained.

In September 2010, Molycorp, Inc. used proceeds from its initial public offering, which closed on August 3, 2010, to establish a cash collateral account as security for the outstanding surety bonds issued on behalf of Molycorp Minerals, LLC and to replace the Letters of Credit previously furnished by the Initial Investors. Following the establishment of the cash collateral account by Molycorp, Inc., the Collateral Arrangements were terminated and the Letters of Credit provided by the Initial Investors were released by the third-party insurance company on September 13, 2010. No early termination penalties were incurred by Molycorp, Inc. or Molycorp Minerals, LLC in connection with the release of the Letters of Credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:	/s/ Andrea G. Leider

Name: Andrea G. Leider Title: Senior Counsel and Corporate Secretary

Date: September 14, 2010